NOT FOR IMMEDIATE RELEASE


                    E-LOAN, Inc. Reports Record Revenues and
        Third Consecutive GAAP Profitable Quarter in Second Quarter 2002

              E-LOAN Raises Earnings And Revenue Guidance For 2002;
                  Purchase Mortgage Loan Volume Up 44 Percent,
      Home Equity Closed Loan Volume Up 55 Percent Over First Quarter 2002;
               Results $0.02 Per Share Better Than Prior Estimate


     Dublin, Calif. - July 25, 2002 - E-LOAN, Inc. (Nasdaq: EELN), an online lending company, today reported that it achieved record revenues and its third consecutive GAAP profitable quarter in the second quarter ended June 30, 2002.

     Revenues for the second quarter of 2002 were $21.0 million, up 38 percent from the $15.2 million reported in the second quarter of 2001. Net income for the second quarter of 2002 was $0.9 million or $0.02 per share basic and diluted on 58.1 million basic and 59.1 million diluted shares. This compares with a net loss of ($16.1) million or ($0.30) per share basic and diluted on 53.8 million basic and diluted shares during the second quarter of 2001. These results are $0.02 per share better than our July 25, 2002 estimate .

     "We're extremely pleased with the progress we've made in our diversification strategy," said Chris Larsen, E-LOAN's Chairman and Chief Executive Officer. "Strong growth in our purchase mortgage and home equity businesses helped us deliver our third consecutive GAAP profitable quarter. We achieved these results despite a 22 percent drop in mortgage refinance volume from the prior quarter, which demonstrates the momentum we're gaining in our other business lines."

     "The combination of a favorable interest rate outlook for the third quarter and the progress we've made in our diversification strategy has enabled us to raise guidance for 2002," said Matt Roberts, E-LOAN's Chief Financial Officer. "We now expect GAAP net income of approximately $6 million or $0.10 earnings per share in 2002 versus prior guidance of $0.05 earnings per share. With approximately $30 million in cash, no long-term debt, and positive cash flow from earnings, we are well positioned to further develop the online lending market."

Discussion of Q2 2002 Results
-----------------------------

E-LOAN's revenues are primarily from the gain on sale of mortgage, auto, and home equity loans that we originate, fund and then sell on the secondary market. We also earn interest income on mortgage and home equity loans from the time of funding through the time of sale.

Revenues totaled $21.0 million, an increase of 38 percent compared to revenues of $15.2 million in the same period last year, and up 1 percent compared to revenues of $20.8 million in the prior quarter. Prime refinance revenue was 51 percent of total revenue in the second quarter of 2002 compared to 66 percent in the prior quarter and 65 percent for the second quarter of 2001.


Components of Revenue                                Q2 2002                   Q1 2002                    Q2 2001
($ in thousands)                                    -------                    -------                    -------

                                                               % of                      % of                      % of
                                            $ Total          Revenue     $ Total        Revenue        $ Total    Revenue
                                            -------          --------    -------        --------       -------    -------
Mortgage                                   $ 11,738            56 %       $12,815          62 %      $ 8,772         58 %
Auto                                          2,250            11 %         2,291          11 %        2,095         14 %
Home Equity                                   3,267            16 %         2,284          11 %          970          6 %
Interest Income on                            3,504            16 %         3,228          16 %        3,008         20 %
  mortgage and home equity
Other *                                         227             1 %           148          <1 %          362          2 %
                                           ---------         ------      ----------       ----      --------       ------
Total                                      $ 20,986           100 %      $ 20,766         100 %     $ 15,207        100 %


* Other revenue comes from credit card, personal loan and student loan referrals

During the second quarter, we sold 14,720 loans with a value of $1.0 billion. Closed loan volume from mortgage refinance was 54 percent of total closed loan volume in the second quarter of 2002 compared to 66 percent in the prior quarter and 58 percent in the second quarter 2001. The following table provides unit and volume statistics for the second quarter of 2002.


Loan Volume              # of Loans      $ Volume of Loans     # of Loans   $ Volume of
($ in millions)            Closed              Closed             Sold       Loans Sold
                           ------        -----------------     ----------   ----------
Mortgage                    3,515              $ 750              3,540        $ 766
Auto                        8,098              $ 149              8,172        $ 151
Home Equity                 3,223              $ 133              3,008        $ 124
                          -------              -----             ------        -----
Total                      14,836             $1,032             14,720        1,041


Conversion Statistics
---------------------

We will be releasing conversion rates on a one quarter lagged basis because of the lag time that can exist between the time an application is submitted and the time the associated loan actually funds. Our conversion rates are based on a static pool analysis calculated by dividing the number of qualified applications received in the quarter by the number of funded loans that resulted from those applications. The following table provides the conversion percentages for the first quarter of 2002.

                                     Q1'02
                                 Conversion %
                                 ------------
Mortgage
   Pre-Approval                        9%
   Purchase                           26%
   Refinance                          40%
   Total Mortgage                     29%
Home Equity                           33%
Auto                                  15%


Operations expenses - the fixed and variable costs of processing loan transactions - totaled $11.3 million or 54 percent of revenue in the second quarter compared to $10.7 million or 70 percent of revenue in the same period last year. Of the $11.3 million in total operations expenses, $6.0 million was non-interest mortgage related expense, $1.9 million was auto-related expense, $1.6 million was interest expense on mortgage and home equity loans, $1.8 million was non-interest home equity related.


Our direct margin is defined as revenue minus variable and fixed operations expense. The following table provides detail of direct margin classified by revenue-related categories, both in dollars and expressed as a percentage of its related revenue.



Direct Margins                             Q2 2002                  Q1 2002                  Q2 2001
($ in thousands)                           -------                  -------                  -------
                                                 % of                       % of                      % of
                                  $ Total       Revenue      $ Total       Revenue    $ Total        Revenue
                                  -------       --------     -------       --------   -------        --------
Mortgage                          $ 5,771         49 %      $ 6,966         54 %     $ 3,582          41 %
Interest Margin                     1,962         56 %        1,606         50 %         527          18 %
Home Equity                         1,423         44 %          953         42 %         199          21 %
Auto                                  310         14 %          278         12 %       (109)         (5 %)
Other                                 193         85 %          111         75 %         315          87 %
                                   ------                    ------                   ------
Total                             $ 9,659                   $ 9,914                  $ 4,514



Sales and marketing expenses totaled $6.1 million or 29 percent of revenue in the second quarter compared to $4.0 million or 26 percent of revenue for the same period last year.


Technology expenses were $1.2 million or 6 percent of revenue in the second quarter compared to $1.7 million or 11 percent of revenue for the same period last year.


General and administrative expenses were $1.3 million or 6 percent of revenue in the second quarter compared to $1.3 million or 8 percent of revenue for the same period last year.


Total assets at the end of the quarter were $142.1 million, which includes cash and cash equivalents of $29.7 million of which $2.5 million is restricted, and loans held for sale of $88.4 million.


Total liabilities at the end of the quarter were $94.4 million and included $87.5 million in borrowings related to mortgage, home equity and auto loans held for sale. Total stockholders' equity at the end of the quarter was $47.6 million.


Financial Guidance
------------------

The following guidance is based on E-LOAN's current expectations as of July 25, 2002 and does not reflect the potential impact of events that may occur after July 25, 2002. The company assumes no duty to update any forward-looking statements contained in this press release.


We are increasing our forward guidance to reflect the favorable impact from the current interest rate environment. At the end of Q1 we experienced a significant decline in refinance applications that continued into the first part of Q2. There was some rate improvement mid-quarter, and then in June interest rates made an equally significant change back to historic lows fueling a surge in refinance applications.


The key assumptions supporting our current guidance are discussed below.


Our mortgage and home equity assumption is that the current interest rate environment will continue for most of this quarter, followed by a gradual rise in rates. This has the effect of boosting refinance mortgage volume and somewhat suppressing our home equity growth projections from our prior guidance as borrowers opt for cash out refinances versus home equity loans. It is important to note that we still expect strong growth in home equity by the end of the year, and the overall change produces a positive earnings result. Our current guidance anticipates mortgage refinance revenue declining as a percentage of our total revenue from 66 percent in Q1 to 39 percent in Q4.


Our auto loan assumptions factor in both continued negative loan volume pressure from manufacturer incentive financing offset by stronger revenue from the new funding facility established with Merrill Lynch. The net of these factors allows us to maintain our prior guidance for the auto business.


Given the above assumptions, we now expect 2002 total revenue to grow to approximately $88 million - representing a 30 percent improvement over 2001 results on a substantially different revenue mix.


Total direct margin in 2002 is expected to grow to approximately $41 million - representing a 62 percent improvement over 2001 results and demonstrating our continued progress as a low cost producer.


Total 2002 Marketing, Technology and G&A expenses are expected to be; 26 percent, 6 percent, and 7 percent of total revenue, respectively - all of which are roughly at their targeted business model percentages.


We expect GAAP net income of approximately $6 million or $0.10 earnings per share on approximately 62 million diluted shares in 2002, as compared to a GAAP net loss of $39.5 million or $0.73 loss per share on 53.8 diluted shares in 2001.


The following table provides a more detailed quarterly overview of our forward guidance:


                                  E-LOAN, Inc.
                                  2002 Guidance
                  (in millions except loans and per share data)

                                              Actual          Actual         Guidance        Guidance    Guidance

                                               Q1 '02          Q2 '02         Q3 '02         Q4 '02          Total
Loans Closed and Sold
         Mortgage                                4,507          3,540          3,935           3,659         15,641
         Home Equity                             2,283          3,008          3,450           4,300         13,041
         Auto                                    7,506          8,172          8,003           9,284         32,965
                                                ------         ------         ------          ------        ------
         Total Loans                            14,296         14,720         15,388          17,243         61,647

Revenue
         Mortgage                              $  12.8       $   11.7       $   12.7        $   11.4        $  48.6
         Home Equity                               2.3            3.3            3.3             4.1           13.0
         Interest                                  3.2            3.5            4.0             4.2           14.9
         Auto                                      2.3            2.2            2.9             3.3           10.7
         Other                                     0.1            0.2            0.2             0.2            0.7
                                                  ----           ----           ----            ----           ---
         Total Revenue                         $  20.8        $  21.0        $  23.1         $  23.2        $  88.1

Mortgage Refinance
         % of Total Revenue (1)                    66%            51%            53%             39%            51%

Net Income                                     $   1.6        $   0.9        $   2.0         $   1.5        $   6.0
Diluted Weighted Average                          60.3           59.1           63.0            64.0           61.6
   Shares

Earnings Per Share                             $  0.03       $   0.02        $  0.03         $  0.02        $  0.10

Direct Margin (expressed as a % of component revenue)
         Mortgage                                  54%            49%            50%             48%            50%
         Home Equity                               42%            44%            39%             41%            41%
         Interest                                  50%            56%            53%             43%            50%
         Auto                                      12%            14%            27%             34%            23%
         Other                                     74%            85%            86%             83%            83%
                                                   ---            ---            ---             ---            ---
         Total Direct Margin                       48%            46%            46%             44%            46%

Other Expenses (expressed as a % of total revenue)
Sales & Marketing                                  25%            29%            25%             25%            26%
Technology                                          7%             6%             6%              6%             6%
General & Administrative                            8%             6%             7%              7%             7%



(1) Represents prime first mortgage refinance loans with associated interest income as a percent of Total Revenue

Conference Call and Webcast
---------------------------

     Chris Larsen, Chairman and CEO of E-LOAN, will host a conference call to discuss the company's second quarter results today, July 25 at 1:30 p.m. (PDT). Please dial (630) 395-0020 at 1:25 p.m. (PDT) and reference the pass code "E-LOAN." A replay of the call will be available after 2:30 p.m. (PDT) on July 25, 2002 until Friday, August 2, 2002. The replay may be accessed by dialing
(402) 998-1376. A live webcast and a replay of the conference call will be available via the investor relations section of the company's website at www.eloan.com.


This news release contains forward-looking statements based on current expectations that involve risks and uncertainties. E-LOAN's actual results may differ from the results described in the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, general conditions in the mortgage and auto industries, interest rate fluctuations, and the impact of competitive products. These and other risk factors are detailed in E-LOAN's periodic filings with the Securities and Exchange Commission.


About E-LOAN, Inc.

E-LOAN, Inc., an online lending company, offers consumer loans and debt management services online at www.eloan.com or 1-800-E-LOAN-22. E-LOAN has reengineered the consumer loan process by offering a broad choice of products from many lenders for mortgages, home equity loans, and auto loans in a secure online environment, combined with comprehensive personal service from dedicated loan consultants. Through the second quarter of 2002, E-LOAN originated over $9.6 billion in consumer loans. The company's loan processing centers are located in Dublin, CA and Jacksonville, FL. E-LOAN, Inc. is publicly traded on the Nasdaq National Market under the symbol EELN.

              (Statement of Operations and Balance Sheet to follow)
                                      # # #



                                  E-LOAN, Inc.
                             Statement of Operations
                    (in thousands, except per share amounts)


                                                                            Three Months Ended                   Six Months Ended

                                                                     June 30,        June 30,            June 30,       June 30,
                                                                      2002            2001                2002           2001

Revenues                                                            $ 20,986        $ 15,207         $ 41,752        $ 31,573

Operating Expenses
     Operations                                                       11,327          10,693           22,179          22,181
     Sales & marketing                                                 6,138           3,978           11,275           8,809
     Technology                                                        1,240           1,680            2,669           3,463
     General & administration                                          1,347           1,276            2,980           2,763
     Non-cash marketing costs                                              -           2,985                -           5,970
     Amortization of unearned compensation                                 -           1,020                -           1,278
     Amortization of acquired intangibles and goodwill                     -           9,933                -          19,867
                                                              --------------    --------------    -------------     ------------
          Total operating expenses                                    20,052          31,565           39,103          64,331
                                                              --------------    --------------    -------------     ------------

Income (loss) from operations                                            934         (16,358)           2,649         (32,758)
                                                              --------------    --------------    -------------     ------------

Other income, net                                                         39             238              (18)            321
                                                              --------------    --------------    -------------     ------------

Income (loss) before taxes                                               973         (16,120)           2,631         (32,437)
                                                              --------------    --------------    -------------     ------------

Income taxes                                                             (29)              -              (83)              -

                                                              ---------------   ---------------   -------------     ------------
Net income (loss)                                                      $ 944       $ (16,120)         $ 2,548       $ (32,437)
                                                              ===============   ===============   =============     =============
Net income (loss) per share:
     Income (loss) per share
Basic                                                                 $ 0.02          $ (0.30)         $ 0.05         $ (0.60)
                                                              ==============    ===============  ==============    =============
Diluted                                                               $ 0.02          $ (0.30)         $ 0.04         $ (0.60)
                                                              ===============   ===============  ==============    =============

     Weighted average shares
Basic                                                                 58,084           53,781          56,057          53,703
                                                              ===============   ===============  ==============    =============
Diluted                                                               59,064           53,781          57,387          53,703
                                                              ===============   ===============  ==============    =============

                             E-LOAN, Inc.
                            (in thousands)
                                                                                 June 30,              December 31,
                                                                                  2002                    2001
                                                                                 --------              ------------
                                ASSETS
Current assets:
    Cash and cash equivalents ($2,500 and                                         $29,735                 $32,538
         $4,500 restricted cash, respectively)
    Loans held-for-sale                                                            88,368                 162,246
    Accounts receivable, prepaids and other current assets                         15,958                   8,435
                                                                                ---------               ----------
      Total current assets                                                        134,061                 203,219
Fixed assets, net                                                                   5,983                   6,215
Deposits and other assets                                                           2,022                   1,192
                                                                                ---------               ----------
      Total assets                                                               $142,066                $210,626
                                                                                =========               ===========

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Warehouse and other lines payable                                             $87,483                $158,148
    Accounts payable, accrued expenses and other liabilities                        6,914                   7,535
    Capital lease obligation                                                           30                     175
                                                                                ---------               ----------
      Total current liabilities                                                    94,427                 165,858
Notes payable                                                                           0                   5,000
                                                                                ---------               ----------
      Total liabilities                                                            94,427                 170,858
                                                                                ---------               ----------

Stockholders' equity:

Common stock                                                                           59                      54
Additional paid-in-capital                                                        261,897                 256,578
Accumulated deficit                                                              (214,317)               (216,864)
                                                                                ---------               ----------
      Total stockholders' equity                                                   47,639                  39,768
                                                                                ---------               ----------
      Total liabilities and stockholders' equity                                 $142,066                $210,626
                                                                                =========               ===========
